UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 12, 2009
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

45 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant’s telephone number, including area code)

35 Northeast Industrial Road
Branford, Connecticut 06405
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On May 12, 2009, Neurogen Corporation issued a press release announcing its unaudited results of operations for the quarter ended March 31, 2009. The information contained in Exhibit 99.1 is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing to this Item 2.02.

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 12, 2009, the Company announced that it had reduced its workforce by approximately 15 employees, representing approximately 50% of its staff positions, as part of its plan to conserve capital while it focuses on pursuing strategic alternatives, including a sale of the Company or a sale of its assets. Affected employees will be eligible for a severance package that includes severance pay, continuation of benefits and outplacement services.  The Company estimates that the aggregate restructuring charges associated with the reduction will be approximately $0.9 million of which the majority will be paid in the second and third quarter of 2009.

Item 8.01 Other Events

On May 12, 2009, the Company announced that it is pursuing strategic alternatives including a sale of the Company or a sale of major assets and that it is taking additional steps to conserve capital while it pursues these options.  In connection with this announcement it has suspended the enrollment of additional patients in its on-going Phase 2 studies for Parkinson’s disease and Restless Leg Syndrome and eliminated approximately fifty percent of its staff positions.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated May 12, 2009

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By:/s/ Thomas A. Pitler
Name: Thomas A. Pitler
Date: May 12, 2009	Title: Senior Vice President, Chief Business and Financial Officer

 EXHIBIT INDEX

99.1	Press Release, dated March 19, 2009.